Exhibit 31.2
CERTIFICATIONS
Certification of Chief Financial Officer

I, Russell Hammer, certify that:

1.	I have reviewed this report on Form 10-Q of Orbitz Worldwide, Inc. (the “Registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

March 5, 2012	/s/ RUSSELL HAMMER
Russell Hammer
Senior Vice President and Chief Financial Officer